Advantage Capital Development Corp.

Compliance Manual

	9.1	70% Asset Test	9
	9.2	50% Asset Test	11
10.	Recordkeeping		12
11.	Related Party Transactions		13
	11.1	Transactions with “Affiliated Persons”	13
	11.2	Less-closely affiliated Persons	14

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12.	Securities Offering and Reporting		15
	12.1	Sale of Securities	15
	12.2	Issuance of Debt Securities	17
	12.3	Stock Option Grants	17
	12.4	Reporting Requirements and Sarbanes-Oxley Certificates (10-K, 10-Q, 8-Ks, Regulation FD)	18

Attachment A: Qualified Legal Compliance Committee Charter	A-1

Attachment B: Code of Ethics                                                                           B-1

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Introduction

Summary

Advantage Capital Development Corp. (the “Company”) has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”). Under 1940 Act Rule 38a-1, the Company must adopt written policies and procedures reasonably designed to prevent a violation of the Federal securities laws by the Company, including policies and procedures that provide oversight of compliance by the Company’s service providers, if any. A BDC must designate a chief compliance officer to administer its compliance policies and procedures. The chief compliance officer must report any significant compliance events and necessary changes in the BDC’s compliance policies and procedures to the BDC’s board of directors .

This Compliance Manual is designed to explain the Company’s compliance policies and procedures. The Compliance Manual may be amended from time to time as necessary.

It is the Company’s policy to seek to comply fully in all material respects with all applicable regulatory requirements under the Federal securities laws as defined in Rule 38-1, including, without limitation, the 1940 Act, the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (“1934 Act”).

Chief Compliance Officer

The chief compliance officer (“CCO”) is Raphael Rosingana. The CCO is responsible for administering and monitoring compliance with the Company’s compliance policies. Under Rule 38-1, a chief compliance officer must be elected, and his or her compensation must be approved by, the board of directors, including a majority of the independent directors. The CCO may be removed from his or her position only by action of the Board of Directors, including the approval of the Independent Directors. No officer, Director or employee of the Company, its affiliates or its service providers may take any action, directly or indirectly, to assert undue influence over the CCO.

At least annually, the CCO must meet with the Board and must provide a written report to the Board that addresses (a) the operation of the Company’s policies and procedures , (b) any material changes made to these policies and procedures since the date of the last report, (c) any changes in the Company’s policies and procedures recommended as a result of the CCO’s review of these policies and procedures and (d) each material compliance event that occurred since the last written report.

Compliance Responsibility

Unless otherwise specified, the Company’s CCO has the compliance responsibility for the policies and procedures set forth in this Compliance Manual, including compliance monitoring, recordkeeping matters, and the frequency of periodic testing of the policies and procedures. In general, all policies and procedures will be reviewed at least annually.

Reporting of Violations; “Up-the-Ladder” Reporting

Any person who becomes aware of any violation of the Company’s compliance policies and procedures or who has reason to believe that a violation of these procedures is about to occur must notify the CCO immediately.

In addition, SEC rules require that attorneys who represent the Company and either appear or practice before the SEC (“Covered Attorneys”) are required to report evidence of a “material violation” of securities laws “up the ladder” to the Company’s officers and, ultimately, to the Audit Committee and/or the Board. Alternatively, the Company may establish a qualified legal compliance committee (“QLCC”) with the authority to address violations. In that case, Covered Attorneys can report allegations of misconduct directly to the QLCC. If the Company fails to correct the violation, Covered Attorneys and the CEO each would be responsible for notifying the SEC of the material violation.

The Company has established a QLCC. The QLCC generally will be required to report to the Company’s Chief Legal Officer and Chief Executive Officer regarding any report it receives from a Covered Attorney regarding material violations by the Company or any officers, Directors or agents, unless the Covered Attorney has notified the QLCC that it is the Covered Attorney’s opinion that it would be futile to deliver the report to such persons. The QLCC will determine its further responsibilities and reporting obligations under its charter. The QLCC’s charter is attached to this Compliance Manual as Attachment A.

SEC rules prohibit retaliation against a person who reports a compliance violation.1 A Covered Attorney who has reported evidence or a material violation and believes that he or she has been discharged for so doing may notify the Company’s Board.

Auditor Services

General Considerations

BDCs are subject to a number of rules relating to auditor services under the 1940 Act and the rules thereunder, as well as applicable portions of Regulation S-X under the 1933 Act. A number of these provisions flow from the Sarbanes-Oxley Act of 2002. Collectively, these rules and regulations establish requirements regarding the Company’s Audit Committee’s appointment of auditors, independence requirements for the Company’s Audit Committee, independence standards for audit firms and a pre-approval regimen for audit and non-audit services that the Company’s audit firm provides to the Company [and certain related entities].

Before the Company engages an audit firm, the audit firm must confirm its qualification and independence in writing to the Audit Committee. The audit firm must

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1           This provision currently applies only to exchange listed issuers, but has been implemented by many investment companies as a best practice.

re-affirm its qualification and independence in writing to the Audit Committee every year.

At the conclusion of each audit, the audit firm will present its findings at the Audit Committee’s next quarterly meeting. The audit firm will provide the Audit Committee with all appropriate communications regarding its audit and the scope of its audit and non-audit services.

Approval of Auditors

The Company must provide its shareholders with financial statements audited by the BDC’s independent auditor no less frequently than annually. Section 32 of the 1940 Act and the rules thereunder set forth the requirement for selecting the Company’s independent auditor, and generally require that a majority of the independent Directors select the independent auditor for the Company at an in-person meeting held within a specified period of time before or after the beginning of the fiscal year-end or before the annual meeting (if any) of shareholders by a vote cast in person. The Board’s selection must be ratified at the next annual meeting, except as explained in Section 4.5, no ratification is required if the Company’s Board of Directors has established an Audit Committee composed exclusively of Independent Directors and has adopted an Audit Committee charter.

Code of Ethics

The Company is required to have a code of ethics. A copy of the Company’s Code of Ethics is attached as Attachment B.

Custody

General Considerations

To preserve its assets and protect them from abuse, Section 17(f)(1) of the 1940 Act requires a BDC to place its assets in the custody of one of the following entities: (1) a bank meeting certain requirements, (2) a member of the national securities exchange, or (3) the BDC itself, in accordance with SEC rules (this option is rarely used due to the stringent requirements imposed by these rules).

In addition, the SEC has adopted various rules under Section 17(f) in connection with specific custody arrangements: (1) Rule 17f-1 governs the custody of securities with members of national securities exchanges, (2) Rule 17f-2 governs self-custody; (3) Rule 17f-4 governs custody of assets with a securities depository; (4) Rule 17f-5 governs foreign custody of assets; (5) Rule 17-6 governs custody of assets with futures commission merchants and commodity clearing organizations; and Rule 17f-7 governs custody of assets with a foreign securities depository. The Company must periodically assess the applicability of these rules.

Custody with a Bank or SDI

If the Company uses a bank as third-party custodian, the Company must keep all of its cash assets (excluding cash equivalents) with that bank, and the bank must meet the requirements of a trustee of a unit investment trust, as set forth under §26(a) of the 1940 Act.

The Company may also use a securities depository institution (“SDI”) as third-party custodian. A “security depository institution” means a clearing corporation that is registered with the Commission as clearing agency or a Federal Reserve Bank or other person authorized to operate the federal book entry system. If the Company uses an SDI as third-party custodian, it must:

•           implement a system that is reasonably designed to prevent unauthorized personnel’s instructions; and

•           enter into a contract with the SDI that requires (1) the SDI to exercise due care consistent with reasonable commercial standards in discharging its custodial duties as a securities intermediary (this due care standard would also extend to any intermediary custodian used by the SDI), and (2) the SDI to forward reports concerning its internal accounting controls and financial strength to the BDC.

Authorized Persons

The Company will maintain a list of all authorized persons that may have access to assets and will provide updated lists to the applicable custodians as necessary. The affirmative consent of at least two authorized persons will be required to transfer or dispose of any the Company’s assets held by a custodian.

Fair Valuation Policy and Procedures, NAV calculation

Fair Valuation Policy

The BDC must periodically value its assets. The BDC must employ fair value methodologies to calculate the value of assets for which market quotations are not readily available. The responsibility for valuation of assets rests with its Board of Directors in accordance with the approved guidelines of the BDC. The Board of Directors is responsible for (1) recommending overall valuation guidelines and (2) the valuation of the specific investments. The Board may delegate this responsibility, subject to its continuing oversight.

“Fair value” of an asset generally is the amount one would reasonably expect to realize upon sale of that asset. There is no single standard for determining the fair value of an asset. The BDC may use one of four methods of valuation for its investments. The Registrant’s Board of Directors, in its sole discretion, has determined that the Registrant’s four basic valuation methods constitute fair value. If necessary, an asset is separated into its component parts (such as debt, preferred stock, common stock or warrants) before its valuation and each component is valued separately to arrive at a total value for the asset. The BDC will use either the cost method, the appraisal method, the private market method or the public market method, as applicable to or available for each asset or asset component.

The cost method values an asset based on its original cost to the BDC, adjusted for the amortization of original issue discount, accrued interest and certain capitalized expenditures of the Company. Generally, all investments are carried at cost until significant positive or adverse events subsequent to the date of the original investment warrant a change to another method.

The appraisal method is used to value an investment position based upon a careful analysis of the best available outside information when there is no established public or private market for the asset and it is no longer appropriate to use the cost method. Comparisons are made using factors (such as earnings, sales or net worth) that influence the market value of similar assets or public companies similar to issuers of the asset, if appropriate, or that are used in the pricing of private transactions of comparable assets. Discounts may be taken when private companies are appraised by comparing private company to similar public companies. Liquidation value may be used when an asset or the issuer of an asset, if appropriate, is performing substantially below expectations and the continuation of the issuer as an operating entity is in doubt. In the case of start-up companies where the entire assets may consist of only one or more of the following: (1) a marketing plan, (2) management or (3) a pilot operation, an evaluation may be established by capitalizing the amount of the investment that could reasonably be obtained for a predetermined percentage of the ownership in the particular company.

The private market method uses third-party transactions (actual or proposed) in the asset as the basis for valuation, if available.

The public market method is the preferred method of valuation if there is an established public market for the investee’s securities. To determining whether the public market is sufficiently established for valuation purposes, the BDC will examine the trading volumes, the number of stockholders and the number of market makers. If deemed necessary, the BDC may discount investment positions that are subject to significant legal, contractual or practical restrictions. Common Stock equivalents such as presently exercisable warrants or options will be valued based on the difference between the exercise price and the market value of the underlying common stock, unless another method is deemed necessary.

Net Asset Value Calculations

The Company must periodically, but at least annually, calculate its NAV as of the date of the most recent financial statements filed by the Company. NAV is determined by taking the current market value of total assets, subtracting any liabilities, and dividing that amount by the total number of shares owned by shareholders.

Fidelity Bond and D&O Insurance

Under Rule 17g-1 under the 1940 Act, the Company is obligated to procure from a reputable fidelity insurance company a bond that insures assets against losses attributable to larceny or embezzlement by the Company’s officers and/or employees. The bond must cover officers and/or employees who, either singly or jointly with others, may have access to the Company’s securities or funds. Among other things, the bond must be in a reasonable form and amount as determined by a majority of the Company’s independent Directors.

The Board’s independent Directors must review the size of the bond annually to ensure that it is reasonable in form and amount, based on factors such as the size of the Company’s gross assets, the number of insured parties, the premium levels, the types of assets usually held by the Company, and custodial arrangements.

Notice and Termination Requirements

•	Insurance Company Obligations. The insurance company must provide copies of the bond (and any amendments thereto), notices of claims, and notices of settlements to the Company
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Company Obligations. The Company must notify each Board member by registered mail of (i) any cancellation, termination or modification of the fidelity bond at least 45 days prior to the effective date, (ii) the settlement of any claim under the bond by the Company and the filing of the notice of the settlement with the SEC (see below) at the time of the filing with the SEC, and (iii) the filing and the proposed terms of settlement of any claim under the bond by another named insured, within 5 days of the receipt of notice from the fidelity insurance company.

Filing Requirements

•	Authorization to File. The Company shall designate an officer who shall be responsible for filings and providing notices of such filings.
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Bond Approval. Within 10 days of receipt, the Company must file the following with the SEC: (i) a copy of the executed fidelity bond, (ii) a copy of the Board’s resolution authorizing the form and amount of the bond (in the case of a joint insured bond, the type, coverage, and the proportionate share of the premium for each BDC must also be approved), and (iii) a statement regarding the period covered by the premium payment.

•	Claims. The Company must file a statement with the SEC within 5 days after making any claim under the fidelity bond disclosing the nature and amount of the claim.

•	Settlements. The Company must file a statement with the SEC within 5 days of receipt of the terms of the settlement of any claim made under the fidelity bond by the Company.

Fund Governance

Board Composition

The Board of Directors has overall responsibility for the affairs of the Company. Although the 1940 Act does not require any specific number of directors or any specific level of experience, it does regulate the Board’s composition to ensure a degree of independence. Section 56(a) of the 1940 Act requires that at least a majority of the Company’s Board of Directors be composed of independent Directors. To be considered independent, a Director may not be (i) an officer or employee of the Company, (ii) a direct or indirect beneficial owner of 5% or more of the Company’s voting shares, (iii) an immediate family member of an affiliate of the Company, (iv) any interested person of an investment adviser or principal underwriter to the Company, (v) legal counsel to the Company (or acted as such at any time during the preceding two completed fiscal years) or (vi) a person that has had a material business relationship with the Company at any time during the last two fiscal years. Additionally, a person who has engaged in principal transactions with, portfolio transactions for, distribution of shares for, or has loaned money or property to either (i) the Company or (ii) another BDC, investment company, or account advised by the Company’s adviser (or for which the adviser has borrowing authority) in the 6 months preceding the person’s independence determination may be deemed an interested (i.e., non-independent) person as a result of that activity.

A BDC would not usually avail itself of routinely-relied upon SEC exemptive rules.2 In the event it becomes necessary for a BDC to rely on an exemptive rule, it would be required under the 1940 Act to not only have a majority of its board composed of independent directors but also have the independent directors selected by the other independent directors, and have counsel to the independent directors be independent. Beginning January 2006, to rely on these exemptive rules, among other requirements, the Chairman of the Board and at least 75% of the Directors (as opposed to a simple majority) must be independent.

A person does not need to be a U.S. citizen to be a member of the Board of Directors.

Board Meetings and Attendance

The 1940 Act and the rules thereunder require the Company’s Directors to meet in person when approving investment advisory agreements, if any, and selecting independent auditors. The in-person meeting requirement is designed to foster a

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2           Some of these exemptive rules are Rule 10f-3 (permitting an investment company to purchase shares in a private offering when an affiliated broker-dealer is a member of the underwriting syndicate) and Rule 15a-4(b)(2) (permitting an investment company to approve an interim advisory contract without shareholder approval in certain circumstances).

deliberative process that results in the Directors making a fully informed decision with respect to these important matters. The Company’s policy is to hold in-person meetings as required by the 1940 Act.

In addition, various provisions of the 1940 Act require the approval of majority of the independent Directors before the full Board can act on a matter. Consequently, it is the Company’s policy to encourage Directors to attend all Board meetings, in person or by telephone, to the maximum extent possible.

Also, if the Company is listed on an exchange, the Board may be subject to the board meeting requirements of that exchange (e.g., meetings of the independent Directors in executive session).

Board Meeting/Committee Meeting Minutes

Minutes of the meetings of the Board (and its committees) memorialize actions taken by the Board of Directors and play a critical role in corporate governance. This includes documenting determinations and findings that Directors are required to make when taking certain actions under the 1940 Act. Minutes should address all recurring items, such as quarterly and annual matters, and all new, non-recurring or extraordinary items. When the Board takes actions required by the 1940 Act, the minutes should reflect any determinations and/or findings that the Board is required to make and the resolutions should reflect that the Board and, when the 1940 Act so requires, a majority of the independent Directors have approved a matter.

Board minutes must be permanently preserved by the Company. For two years after a meeting, the Board minutes for that meeting must be maintained in an easily accessible place.

Board of Directors and Officer Indemnification

The Company will not indemnify any of its officers and Directors for liabilities arising from the willful misfeasance, bad faith, gross negligence of that officer or Director or reckless disregard for the duties involved in the conduct of such person’s office.

Audit Committee

The Board of Directors of the Company is required to establish an Audit Committee. Members of the Audit Committee must be independent members of the Company’s Board of Directors. When a BDC’s audit committee is comprised solely of independent Directors, the BDC is exempt from the requirement under Section 32(a) of the 1940 Act to have its independent public accountant submitted for ratification or rejection by shareholders so long as it has also adopted an audit committee charter, setting forth the committee’s structure, duties, powers and method of operation. The audit committee charter (and any modification thereto) must be maintained and preserved permanently in an easily accessible place.

The Board of Directors must determine whether the Audit Committee has at least one member who is a financial expert (an “ACFE”). In making this determination, the Board must consider whether the potential ACFE possesses five distinct attributes, which generally relate to that member’s experience with an understanding of financial statements, accounting policies and procedures, internal controls, and Audit Committee functions. The Board must also consider the manner in which the potential ACFE acquired these attributes. The ACFE should be an independent Director and, other than in his or her capacity as a member of the Board of its Committees, must not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company.

The Company is required to disclose annually the Board’s determination of whether or not one of the Audit Committee members is an ACFE. If there is one, the Company must disclose the person’s name and whether he or she is independent. If there is not one, the Company must explain why.

Ineligibility of Certain Affiliated Persons and Underwriters

Section 9 of the 1940 Act prohibits persons who have committed various acts from serving in certain capacities with respect to investment companies, including BDCs. Under Section 9(a), an “ineligible person” generally cannot serve in the following capacities with respect to a BDC: employee, officer and director.

Section 9(a) defines three categories of “ineligible persons.” The first category includes any person who has been convicted within the last ten years in connection with securities transactions or employment in the securities field. The second category includes any person who has received a permanent or temporary injunction or order prohibiting the person from acting in certain capacities in the securities field. The third category is companies that are affiliated with a person who is ineligible under the first two categories above.

The Company must screen all new and current employees and Directors for disqualification, by, for example, use of a questionnaire designed to identify various matters which may bear on an officer or Director’s eligibility to serve in such capacity. Any employee who potentially comes subject to disqualification must notify human resources promptly.

Investment Procedures Policy and Procedure (investments in eligible portfolio companies, asset tests, managerial assistance)

70% Asset Test

Eligible Assets

A BDC may acquire only “eligible assets” unless at least 70% of its investments are “qualifying assets” (assets that fit into categories 1-6 below) and the Company provides “managerial assistance” (as described in Section 7.1.3 below)to the eligible portfolio company issuing a qualifying asset. This 70% asset test is a transactional test that must be met at the time of each new acquisition. Eligible assets are:

1.

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC.

2.	Securities of any eligible portfolio company which the Company controls.
3.

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
6.	Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.
7.

Noninvestment assets necessary and appropriate to the operation of the BDC such as furniture, equipment, real estate interests and deferred organization and operating expenses, and including notes of indebtedness of directors, officers, employees and general partners held by the Company as payment for securities of such company issued in connection with an executive compensation plan.

Eligible Portfolio Company

An eligible portfolio company is defined in the 1940 Act as any issuer which:

1.	Is organized under the laws of, and has its principal place of business in, the United States;
2.	Is not an investment company (other than a small business investment company wholly owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

3.	Satisfies any of the following:
(i)	does not have any class of securities with respect to which a broker or dealer may extend margin credit;[3]
(ii)

is controlled by a business development company or a group of companies including a business development company and the business development company has an affiliated person who is a director of the eligible portfolio company; or

(iii)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

Managerial Assistance

In order to count eligible assets as qualifying assets for the purpose of the 70% and 50% (discussed in Section 7.2) asset tests, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available the managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the business development company, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

50% Asset Test

In addition to the 70% test, the Staff of the Commission (the “Staff”) also has taken the position that a BDC must comply with a 50% asset maintenance test (the “50% test”). The 50% test arises from the requirement that a BDC may not change its business purpose without prior shareholder approval. The Staff has interpreted this requirement to mean that a BDC must obtain shareholder approval if 50% or more of a BDC’s assets are invested in assets other than those described in 1. through 3. in Section 7.1.1 above within approximately two years of the BDC’s election to become a BDC.

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3           The SEC has proposed a rule to modify this requirement. Proposed Rule 2a-46 would define “eligible portfolio company” to include either (1) an issuer that does not have a class of securities listed on a national security exchange (an “Exchange”) or NASDAQ or (2) an issuer that has a class of securities listed on an Exchange or NASDAQ but (a) has received a notice that it does not meet the quantitative continued listing standards of the Exchange or NASDAQ and (b) does not satisfy the initial quantitative requirements for a listing of a class of its securities on any Exchange or NASDAQ.

Recordkeeping

The Company is required to maintain and preserve various books and records as specified under Section 31 of the 1940 Act (except that the reference to financial statements in that section shall be construed to mean those required to be filed by a BDC pursuant to Section 13 of the 1934 Act). In particular, the Company must maintain current accounts, books, and other documents that form the basis for the Company’s financial statements and auditor’s certificates thereto, as well as books, accounts and other documents relating to the Company’s daily operations.

The Company may maintain and preserve these records in micrographic and electronic storage subject to the adoption of policies and procedures. If any of the Company’s required records are prepared or maintained by others on the Company’s behalf, the Company must obtain a written agreement from them that such records are the Company’s property will be maintained in accordance with the Company’s policies and applicable law and will be surrendered promptly upon request. The service provider must agree to promptly notify the Company of any material violation of the Company’s recordkeeping policy or applicable law by the service provider. The Company must make available to the SEC and/or its staff copies or extracts from all required records as may be prepared without undue effort.

The Company must preserve its journals, ledgers, securities record or ledger and corporate documents (including meeting minutes) permanently and, for the first two years, maintain them in an easily accessible place. The Company’s other books and records must be preserved for six years and, for the first two years, maintained in an easily accessible place.

The records required to be maintained and preserved may be maintained and preserved for the required time by, or on behalf of, the Company on micrographic media, including microfilm, microfiche, or any similar medium.

The records may also be maintained and preserved on electronic storage media, including any digital storage medium or system, so long as, the Company, or person that maintains and preserves records on its behalf, establishes and maintain procedures to:

(a)	Maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction;
(b)	Limit access to the records to properly authorized personnel, the directors of the Company and the SEC (including its examiners and representatives); and
(c)	Reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved.

In addition, the Company, or person that maintains and preserves the records on its behalf, must (i) arrange and index the records in a way that permits easy location, access, and retrieval of any particular record; (ii) provide promptly to the SEC (by its examiners or other representatives) or the directors of the Company (A) a legible, true, and complete copy of the record in the medium and format in which it is stored, (B) a legible, true and complete printout of the record, and (C) means to access, view, and print the records; and (iii) separately store, for the time required for preservation of the original record, a duplicate copy of the record in any permissible medium.

Any record, book or other document may be destroyed in accordance with a plan previously submitted to and approved by the SEC. A plan shall be deemed to have been approved by the SEC if notice to the contrary has not been received within 90 days after submission of the plan to the SEC.

Related Party Transactions

Transactions with affiliated parties are either prohibited or significantly restricted for a BDC, depending on the relationship between the BDC and the affiliated party. However, because a BDC typically takes a substantial, and often controlling, position in the companies to which it furnishes capital and officers of the BDC often sit on the board of directors of its portfolio companies, the affiliate transaction prohibitions and restrictions exclude “downstream affiliates”4 and persons who are controlled by the BDC.

The Company must adopt and periodically review and, if necessary, update, policies designed to ensure that reasonable inquiry is made prior to the consummation of a transaction that the transaction complies with these prohibitions and policies.

Transactions with “Affiliated Persons”

Sections 57(a) and (b) of the 1940 Act generally prohibit certain transactions between a BDC and “affiliated persons.” “Affiliated persons” of a BDC include

•	A director, officer, employee, or any person who directly or indirectly controls, is controlled by, or under common control with an affiliated person; or
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An investment adviser or promoter of, general partner in, principal underwriter for, or person directly or indirectly either controlling, controlled by, or under common control with, a BDC, or any person who directly or indirectly controls, is controlled by, or under common control with, or is an officer, director, partner, copartner, or employee of an affiliated person.

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4           Under Section 2(a)(3)(B) of the 1940 Act, a “downstream affiliate” is any persons who owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of another person.

An affiliated person may not knowingly enter into certain transactions with a BDC including:

•

The sale of any security or other property to the BDC or to any company controlled by the BDC, unless the sale involves solely (a) securities of which the buyer is the issuer, or (b) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities;

•	The purchase from the BDC or from any company controlled by the BDC any security or other property (except securities of which the seller is the issuer); or
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Borrowing money or other property from the BDC or from any company controlled by the BDC (unless the borrower is controlled by the lender), except (i) a loan to a Director, officer, or employee of, or general partner in, the BDC for the purpose of purchasing securities of the BDC as part of an executive compensation plan, if the loan complies with certain restrictions, or (ii) a loan to a company controlled by the BDC, which company would be deemed under common control solely because a third person controls the BDC.

•

A BDC and its affiliates may seek an order from the Commission permitting such transactions. However, obtaining a Commission order may take over a year and require incurrence of substantial legal fees.

Less-closely affiliated Persons

Sections 57(d), (e) and (f) of the 1940 Act permit the Company and a “less-closely affiliated person” to enter into certain transactions otherwise prohibited by Sections 57(a) and (b), subject to Board approval on the basis that: (1) the transaction’s terms are reasonable and fair to the Company’s shareholders, (2) the transaction is consistent with the interest of the Company’s shareholders and policies and (3) the background of the transaction and the findings and basis for the Board’s approval are recorded and preserved in the Board minutes.

The term “less-closely affiliated persons” includes:

•

Any person who is an affiliated person of the Company, who is an executive officer or director of, or general partner in, such affiliated person, or who directly controls, is controlled by, or is under common control with, such an affiliated person;

•	Any person who is an affiliated person of a director, officer, employee, investment adviser, member of an advisory board or promoter of, principal underwriter for, general partner in, or an affiliated person of any person directly or indirectly either controlling or under common control with a BDC other than the Company and any person who, if it were not directly or indirectly controlled by the Company, would not be directly or indirectly under the control of a person who controls the Company.

Unless the requisite Board approval is obtained, “less-closely affiliated persons” may not knowingly:

•

Sell any security or other property to the Company or any company controlled by the Company unless the sale involves solely (A) securities of which the buyer is the issuer or (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of securities;

•	Purchase from the Company or any company controlled by the Company any security or other property (except securities of which the seller is the issuer);
•

Borrow money or other property from the Company or from any company controlled by the Company (unless the borrower is controlled by the lender or owns all of the outstanding securities of the Company);

•

Effect any transaction in which the Company or any company controlled by the Company is a joint participant with the less-closely affiliated person on a basis less advantageous to the Company or the company controlled by the Company, as the case may be, than the less-closely affiliated person.

Securities Offering and Reporting

Sale of Securities

Section 23(a) of the 1940 Act generally prohibits a closed-end fund, including a BDC, from issuing any securities for services or for property other than cash or securities, except as a dividend or distribution to stockholders or in connection with a reorganization. BDCs are, however, permitted to issue stock options to their officers, employees, directors and general partners, as described below. The purpose of this prohibition is to prevent fraudulent purchases by BDC insiders, which would be to the detriment of the BDC’s other shareholders.

In light of Section 23(a)’s prohibition, the Company will not issue securities for services or for property other than cash or securities, except as a dividend or distribution to shareholders or in connection with a reorganization.

Section 23(b) of the 1940 Act (as modified by Section 63(2)) generally prohibits a closed-end fund, including a BDC, from selling any common stock of which it is the issuer at a price below the current net asset value (“NAV”) exclusive of commissions or discounts, except under certain limited circumstances. This prohibition serves to prevent the issuance of common stock to a favored person at less than its true value, and the exceptions are designed to ensure that sales below NAV do not result in substantial harm to shareholders.

The Company may sell common stock at a price below NAV in the following circumstances:

Rights Offering

Under Section 18(d) of the 1940 Act, the Company may sell common stock for less than NAV during a rights offering provided that the offer is made to all holders of a class.

Other Sales

1.

Warrants, options, or rights and convertible securities. Under Section 61(a)(3) of the 1940 Act, a BDC may issue warrants, options, or rights to subscribe to or convert to or purchase voting securities of a BDC if:

	1.	the warrants, options, or rights expire by their terms within 10 years;
2.

if accompanied by securities, the warrants, options, or rights are not separately transferable unless no class of such warrants, options, or rights and the securities accompanying them has been publicly distributed;

	3.	the exercise price is not less than the current market value at the time of issuance, or if no such market exists, the current NAV of the securities;
4.

the proposal to issue the securities is authorized by the BDC’s shareholders and the issuance is approved by the “required majority” of the board of directors[5] on the basis that it is in the best interests of the BDC and its shareholders.

2.	Under Section 63(2) of the 1940 Act, a BDC may sell its common stock, and may sell warrants, options or rights to acquire its common stock, at a price below NAV if:

_________________________

5           A “required majority” is both a majority of the directors who have no financial interest in the transaction and a majority of the directors who are not interested persons of the BDC.

1.	a majority of stockholders, including a majority of stockholders that are not affiliated with the BDC approved the sale at the last annual meeting of shareholders or within a year prior to the sale;
2.

a required majority of the independent Directors have determined that the sale is in the best interests of the BDC and its shareholders and that, in consultation with the underwriter, if any, the price at which the securities are sold closely approximates the market price of the securities.

1.1.1	Limit On Amount of Warrants, Options and Rights

The amount of voting securities that would result from the exercise of all outstanding warrants, options and rights at the time of issuance shall not exceed 25 percent of the outstanding voting securities of the Company. However, if the amount of voting securities that would result from exercise of outstanding warrants, options and rights issued to the Company’s employees, officers, directors and general partners pursuant to an executive compensation plan would exceed 15 percent of the outstanding voting securities of the Company, then the total amount of the voting securities that would result from the exercise of all outstanding warrants, options and rights at the time of issuance shall not exceed 20 percent of outstanding voting securities of the Company

Issuance of Debt Securities

A BDC may issue debt securities. However, at the time the debt securities are issued, the BDC must maintain an asset to debt ratio of no more than 200%. The ratio is determined based on the following formula: value of total assets of BDC, less all liabilities and indebtedness not represented by senior securities, to aggregate amount of senior securities representing indebtedness of the BDC. For example, if the BDC had $100 in assets, it could take on $100 of indebtedness and thereafter have assets of $200 to indebtedness of $100, or a 200% ratio.

Stock Option Grants

Under Section 61(a)(3)(B) of the 1940 Act, a BDC may issue stock options to its officers and employees pursuant to an executive compensation plan. Specifically, a BDC may issue to its directors, officers, employees and general partners warrants, options, and rights to purchase voting securities of the BDC pursuant to an executive compensation plan if:

•	In the case of a grant to an officer or employee (i) the warrant, option or right expires within ten years, (ii) the exercise price is not less than the current market value at the date of issuance or, if no market value exists, the current NAV of the voting securities and (iii) the proposal to issue the warrant, option or right is approved by the shareholders and a required majority of the Board on the basis that it is in the best interest of the BDC and its shareholders; or

•

In the case of a grant to a director who is not also an officer or employee, or to any general partner of the BDC, (i) the warrant, option or right expires within ten years, (ii) the exercise price is not less than the current market value at the date of issuance or, if no market value exists, the current NAV of the voting securities and (iii) is approved by the Company’s shareholders, a required majority of the Board and the SEC;

•	The warrants, options or rights are not transferable except for disposition by gift, will or intestacy;
•	No investment adviser of the BDC receives any compensation in connection with the issuance; and
•	The BDC does not have a profit-sharing plan.

Reporting Requirements and Sarbanes-Oxley Certificates (10-K, 10-Q, 8-Ks, Regulation FD)

The Company is required to make periodic filings on Form 10-K [(or 10-KSB)] and 10-Q or [Form 10-QSB].6

•

Form 10-K filings made by “accelerated filers” (i.e., a filer with an aggregate market value of voting and non-voting common equity held by non-affiliates of $75 million or more that has been subject to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 for at least twelve months, has filed at least one annual report and does not report on Form 10-KSB or 10-QSB) must be filed within 75 days of the end of the fiscal year covered by the report. Form 10-K filings made by all other filers must be filed within 90 days of the end of the fiscal year covered by the report.

•	Form 10-KSB filings must be made within 90 days of the end of the fiscal year covered by the report.
•

Form 10-Q filings made by accelerated filers must be filed within 40 days of the end of the fiscal quarter covered by the report, and Form 10-Q filings made by all other filers must be filed within 45 days of the end of the fiscal quarter covered by the report.

•	Form 10-QSB filings must be made within 45 days of the end of the fiscal quarter covered by the report.

_________________________

6           Note that a filer that has reported part of a fiscal year on Form 10-QSB must use Form 10-QSB and Form 10-KSB, as the case may be, for the remainder of that fiscal year.

These filings will require certifications by the Company’s chief executive and chief financial officer in compliance with the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act.

The Company must also comply with the requirement of Section 404 of the Sarbanes-Oxley Act to include in its annual report a report of management on the Company’s internal control over financial reporting, and to evaluate, as of the end of each fiscal period, any change in the Company’s internal control over financial reporting that occurred during the period that has materially affected, or is reasonably likely to materially affect, the Company’s control over financial reporting. In addition, the Company must evaluate its internal control over financial reporting requirements with respect to its first periodic report due after the first annual report that must include management’s report on internal control over financial reporting, and the Company’s management must make certain statements beginning with the first annual or periodic report required to contain management’s internal control report. A company that is a non-accelerated filer, i.e., a company whose voting and non-voting common stock that is held by non-affiliates has an aggregate market value of less than $75 million, must begin to comply with these requirements for its first fiscal year ending on or after July 15, 2006.

The Company is also required to make reports on Form 8-K in connection with certain material events.

The Company is subject to Regulation FD. Regulation FD prohibits persons acting on behalf of a U.S. issuer of publicly-traded securities from selectively disclosing material, nonpublic information to securities professionals, institutional investors and others who would reasonably be expected to trade or advise others to trade on the basis of such information (collectively, “Covered Persons”).

Under Regulation FD, when an issuer (acting through its senior executives or other persons who are in regular contact with Covered Persons) selectively discloses material nonpublic information to Covered Persons, the issuer must publicly disclose that same information. The public disclosure must be made simultaneously for intentional disclosures and, in general, within 24 hours (or, if later, the start of the next trading day) for non-intentional disclosures. A selective disclosure is “intentional” when the person making the disclosure knows, or is reckless in not knowing before making the disclosure, that the information is both material and nonpublic.

Regulation FD provides that public disclosure must be provided either by “furnishing or filing” a Form 8-K with the SEC disclosing the information, or by disseminating the information through another method of disclosure that is “reasonably designed to provide broad, non-exclusionary distribution of the information to the public.

Attachment A

ADVANTAGE CAPITAL DEVELOPMENT CORP

QUALIFIED LEGAL COMPLIANCE COMMITTEE CHARTER

This Charter relates to the “Qualified Legal Compliance Committee” (“Committee”) of Advantage Capital Development Corp. (the “Company”) as contemplated by Section 307 of the Sarbanes-Oxley Act of 2002 and Rules 205.1 through 205.7 thereunder (the “Attorney Conduct Rules”).

Capitalized terms used but not defined in this Charter shall have the same meaning as in the Attorney Conduct Rules.

Composition and Operation of the Committee

1.	The Committee shall consist of at least three directors and be composed entirely of independent directors, including at least one member of the Audit Committee.
2.	The Committee may elect a chairperson, who will preside over Committee meetings.
3.

A majority of the Committee’s members will constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

4.	The Committee shall meet at such times as it determines to be necessary or appropriate.
5.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including, officers, independent auditors and legal counsel, and the authority to retain special counsel and other experts or consultants at the expense of the Company.

Purposes and Duties of the Committee

1.	The purpose of the Committee are:
(a)

To inform the Company’s Chief Legal Officer and Chief Executive Officer (or equivalents) promptly if the Committee receives a report from an Attorney of evidence of a material violation of any applicable federal or state securities law or breach of fiduciary duty under federal or state law or similar violation, by the Company or by its officers, directors or agents related to the Company (a “Report”), except that the Committee need not inform the Company’s Chief Legal

Officer and Chief Executive Officer of a Report if the Attorney has notified the Committee that it is his/her opinion that it would be futile to deliver the Report to the Chief Legal Officer and Chief Executive Officer.

(i)	(b) To determine if an investigation is necessary or appropriate regarding a Report, and, if so: Notify the Audit Committee;
(ii)	Initiate an investigation, which may be conducted either by the Chief Legal Officer or by outside Attorneys; and
(iii)	Retain additional expert personnel, as the Committee deems necessary.
(c)	At the conclusion of an investigation to:
(i)	Recommend that the Company take any appropriate remedial action;
(ii)	Inform the Chief Legal Officer and the Chief Executive Officer and the Board of the results of the investigation and the recommended remedial actions;
(iii)

Take all other appropriate action, including the authority to notify the Securities and Exchange Commission if the Company fails in any material respect to implement the appropriate remedial action; and

(iv)	Adopt written procedures for the confidential receipt, retention, and consideration of a Report.

Other Committee Powers and Responsibilities

1.

The Committee shall report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

2.	The Committee shall perform such other functions consistent with this Charter, the Company’s By-Laws and applicable law, as the Committee or the Board deems necessary and appropriate.
3.	The Committee shall review this Charter annually and recommend any changes to the full Board of Directors.

Adopted October 3, 2005

Attachment B

CODE OF ETHICS

FOR

ADVANTAGE CAPITAL DEVELOPMENT CORP

SECTION I.	STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

This Code of Ethics (the “Code”) has been adopted by Advantage Capital Development Corp. (the “Company”) in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the “Act”). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duty to the Company, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

The Code is based on the principle that the directors, officers and employees of the Company who provide services to the Company owe a fiduciary duty to the Company to conduct their personal securities transactions in a manner that does not interfere with the Company’s transactions or otherwise take unfair advantage of their relationship with the Company. All directors, officers and employees of the Company (“Covered Personnel”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

Technical compliance with the Code will not automatically insulate any Covered Personnel from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duty to the Company. Accordingly, all Covered Personnel must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Company and its shareholders. In sum, all Covered Personnel shall place the interests of the Company before their own personal interests.

All Covered Personnel must read and retain this Code of Ethics.

SECTION II.	DEFINITIONS

(A) “Access Person” means any Advisory Person (as defined below) of the Company.

(B) An “Advisory Person” of the Company means: (i) any director, officer or employee of the Company or any company in a Control (as defined below) relationship to the Company who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Covered Security (as defined below) by the Company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of any Covered Security by the Company.

(C) “Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “1934 Act”) in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

(D) “Compliance Officer” means the person who is responsible for acting as the chief compliance officer of the Corporate Management. The Compliance Officer is initially Raphael Rosingana.

(E) “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

(F) “Covered Security” means a security as defined in Section 2(a)(36) of the Act, including: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Covered Security” does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the Act. References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

(G) “Independent Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the Act.

(H) “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933 (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

(I) “Investment Personnel” of the Company means: (i) any employee of the Company (or of any company in a Control relationship to the Company who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

(J) “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(K) “Security Held or to be Acquired” by the Company means: (i) any Covered Security which, within the most recent 15 days: (A) is or has been held by the Company; or (B) is being or has been considered by the Company for purchase by the Company; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section II (K)(i).

SECTION III.	OBJECTIVE AND GENERAL PROHIBITIONS

Covered Personnel may not engage in any investment transaction under circumstances in which the Covered Personnel benefits from or interferes with the purchase or sale of investments by the Company. In addition, Covered Personnel may not use information concerning the investments or investment intentions of the Company, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Company.

Covered Personnel may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of investments by the Company. In this regard, Covered Personnel should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Company, or any affiliated person of an investment adviser for the Company, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Company to:

(i) employ any device, scheme or artifice to defraud the Company;

(ii) make any untrue statement of a material fact to the Company or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Company; or

(iv) engage in any manipulative practice with respect to the Company.

Covered Personnel should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.	PROHIBITED TRANSACTIONS

(A) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that the Company has purchased or sold the Covered Security within the last 15 calendar days.

(B) Investment Personnel of the Company must obtain approval from the Company before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. Such approval must be obtained from the Compliance Officer, unless he is the person seeking such approval, in which case it must be obtained from the President of the Company.

(C) No Access Person shall recommend any transaction in any Covered Securities by the Company without having disclosed to the Compliance Officer his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Access Person’s Beneficial Ownership of any Covered Securities of such issuer; any contemplated transaction by the Access Person in such Covered Securities; any position the Access Person has with such issuer; and any present or proposed business relationship between such issuer and the Access Person (or a party in which the Access Person has a significant interest).

SECTION V.	REPORTS BY ACCESS PERSONS

(A) Initial and Annual Personal Securities Holdings Reports.

An Access Persons must within 10 days of the date on which the person becomes an Access Person, and thereafter annually within 45 days after the end of each calendar year, make a report disclosing the title, number of shares and principal amount of all Covered Securities in which the Access Person has a Beneficial Ownership. A form of such report, which is hereinafter called a “Personal Securities Holdings Report,” is attached as Schedule A. The information in a Personal Securities Holdings Report must be current as of a date no more than 45 days prior to the date the person become an Access Person (in the case of an initial Personal Securities Holding Report) or a date no more than 45 days before the date the report is submitted (in the case of an annual Personal Securities Holding Report). Each Personal Securities Holdings Report must also disclose the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person or as of the last day of the year, as the case may be. Each Personal Securities Holdings Report shall state the date it is being submitted.

(B) Quarterly Transaction Reports.

Within 30 days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter in a Covered Security in which he or she had any Beneficial Ownership. A form of such report, which is hereinafter called a “Quarterly Securities Transaction Report,” is attached as Schedule B.

A Quarterly Securities Transaction Report shall be in the form of Schedule B or such other form approved by the Compliance Officer and must contain the following information with respect to each reportable transaction:

(1) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(2) Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security involved and the price of the Covered Security at which the transaction was effected;

(3) Name of the broker, dealer or bank with or through whom the transaction was effected; and

(4) The date the report is submitted by the Access Person.

An Access Person need not make a Quarterly Securities Transaction Report with respect to transactions affected pursuant to a program in which regular period purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation, such as a dividend reinvestment plan.

(C) Independent Directors.

Notwithstanding the reporting requirements set forth in this Section V, an Independent Director who would be required to make a report under this Section V solely by reason of being a director of the Company is not required to file a Personal Securities Holding Report upon becoming a director of the Company or an annual Personal Securities Holding Report. Such an Independent Director also need not file a Quarterly Securities Transaction Report unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the director such Covered Security is or was purchased or sold by the Company or the Company considered purchasing or selling such Covered Security.

(D) Brokerage Accounts and Statements.

Access Persons, except Independent Directors, shall:

(1) within 30 days after the end of each calendar quarter, identify the name of the broker, dealer or bank with whom the Access Person established an account in which any securities were held during the quarter for the direct or indirect benefit of the Access Person and identify any new account(s) and the date the account(s) were established. This information shall be included on the appropriate Quarterly Securities Transaction Report.

(2) instruct the brokers, dealers or banks with whom they maintain such an account to provide duplicate account statements to the Compliance Officer.

(3) on an annual basis, certify that they have complied with the requirements of (1) and (2) above.

(E) Form of Reports.

A Quarterly Securities Transaction Report may consist of broker statements or other statements that provide a list of all personal Covered Securities holdings and transactions in the time period covered by the report and contain the information required in a Quarterly Securities Transaction Report.

(F) Responsibility to Report.

It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section V. Any effort by the Company [and its affiliates] to facilitate the reporting process does not change or alter that responsibility. A person need not make a report hereunder with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(G) Where to File Reports.

All Quarterly Securities Transaction Reports and Personal Securities Holdings Reports must be filed with the Compliance Officer.

(H) Disclaimers.

Any report required by this Section V may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

SECTION VI.	ADDITIONAL PROHIBITIONS

(A) Confidentiality of the Company’s Transactions.

Until disclosed in a public report to shareholders or to the Securities and Exchange Commission in the normal course, all information concerning the securities “being considered for purchase or sale” by the Company shall be kept confidential by all Covered Personnel and disclosed by them only on a “need to know” basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the directors of the Company.

(B) Outside Business Activities and Directorships.

Access Persons may not engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Company. Similarly, no such outside business activities may be inconsistent with the interests of the Company. All directorships of public or private companies held by Access Persons shall be reported to the Compliance Officer.

(C) Gratuities.

Company Personnel shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise of more than nominal value from any person, firm, corporation, association or other entity other than such person’s employer that does business, or proposes to do business, with the Company.

SECTION VII.	ANNUAL CERTIFICATION

(A) Access Persons.

Access Persons who are directors, officers or employees of the Company shall be required to certify annually that they have read this Code and that they understand it and recognize that they are subject to it. Further, such Access Persons shall be required to certify annually that they have complied with the requirements of this Code.

(B) Board Review.

No less frequently than annually, the Company must furnish to the Company’s board of directors, and the board must consider, a written report that: (A) describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (B) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

SECTION VIII.	SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the board of directors, including a majority of the Independent Directors. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person.

SECTION IX.	ADMINISTRATION AND CONSTRUCTION

(A) The administration of this Code shall be the responsibility of the Compliance Officer.

(B) The duties of the Compliance Officer are as follows:

(1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, and informing all Access Persons of their reporting obligations hereunder;

(2) On an annual basis, providing all Covered Personnel a copy of this Code and informing such persons of their duties and obligations hereunder including any supplemental training that may be required from time to time;

(3) Maintaining or supervising the maintenance of all records and reports required by this Code;

(4) Reviewing all Personal Securities Holdings Reports and Quarterly Securities Transactions Reports, and preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Securities Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Company;

(5) Issuance either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 and this Code;

(6) Conduct such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the board of directors of the Company;

(7) Submission of a report to the board of directors of the Company, no less frequently than annually, a written report that describes any issues arising under the Code since the last such report, including but not limited to the information described in Section VII (B); and

(C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place at the principal place of business of the Company the following records:

(1) A copy of all codes of ethics adopted by the Company pursuant to Rule 17j-1 that have been in effect at any time during the past five (5) years;

(2) A record of each violation of such codes of ethics and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

(3) A copy of each report made by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

(4) A copy of each report made by the Compliance Officer to the board of directors for two (2) years from the end of the fiscal year of the Company in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

(5) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics, or who are or were responsible for reviewing such reports;

(6) A copy of each report required by Section VII (B) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible; and

(7) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

(D) This Code may not be amended or modified except in a written form that is specifically approved by majority vote of the Independent Directors.

This Code of Ethics initially was adopted and approved by the Board of Directors of the Company, including a majority of the Independent Directors, at a meeting on October 3, 2005.

SCHEDULE A

PERSONAL SECURITIES HOLDINGS REPORT

(1) I have read and understand the Code of Ethics of Advantage Capital Development Corp. (the “Code”), recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirement of the Code as in effect during that year. Without limiting the generality of the foregoing, I certify that I have identified all new securities accounts established during each calendar quarter.

(2) I also certify that the following securities brokerage and commodity trading accounts are the only brokerage or commodity accounts in which I trade or hold Covered Securities in which I have a direct or indirect Beneficial Ownership interest, as such terms are defined by the Code, and that I have requested that the firms at which such accounts are maintained send duplicate account statements to the Compliance Officer.

Title of Covered Security	Number of Shares	Principal Amount	Broker, Dealer. or Bank	Date Opened

Date of Report:

Date Submitted:

Print Name:

Signature: ___________________

SCHEDULE B

QUARTERLY SECURITIES TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I had any direct or indirect Beneficial Ownership interest, that were effected during the last calendar quarter and required to be reported by Section V (A) of the Code. (If no such transactions took place write “NONE”.) Please sign and date this report and return it to the Compliance Officer no later than the 30th day of the month following the end of the quarter. Use reverse side if additional space if needed.

PURCHASES AND ACQUISITIONS
Trade Date	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Name of Security	Unit Price	Total Price	Broker, Dealer, or Bank

SALES AND OTHER DISPOSTIONS
Trade Date	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Name of Security	Unit Price	Total Price	Broker, Dealer, or Bank

NEW ACCOUNTS ESTABLISHED DURING THE QUARTER
Name of Broker, Dealer or Bank	Name of Account and Account Number	Date Established

Date of Report:

Date Submitted:

Name (please print):

Signature: _________________